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                                                                    EXHIBIT 99.1


[ATS MEDICAL LOGO]




                          Contact:     Michael Dale, President/CEO
                                       763-553-7736
                                       Michael Kramer/Senior Director of Finance
                                       763-557-2222

                          Investors:   EVC Group, Inc.
                                       Jennifer Beugelmans, 646-201-5447
                                       Doug Sherk, 415-896-6820
                                       Steve DiMattia, 646-201-5445 (Media)


                  ATS MEDICAL ACQUIRES ASSETS FROM EM VASCULAR

MINNEAPOLIS, December 4, 2006--ATS Medical, Inc. (Nasdaq: ATSI) a leader in providing innovative products and services focused on cardiac surgery today announced the acquisition of certain assets of EM Vascular, Inc. The transaction will be completed through an issuance of ATS Common Stock to EM Vascular Inc. and subsequently distributed to EM Vascular stockholders.

The significant asset acquired as part of this purchase is key intellectual property that may lead to breakthroughs in the treatment of common vascular and blood disorders that afflict millions of people each year. Specifically, the technology may allow for a noninvasive, non-pharma therapy for the treatment of such disorders as atherosclerotic plaque and blood hypercholesterolemia. The technology also provides opportunities for future angiogenesis applications. "This purchase is the culmination of an 18-month research collaboration that has shown exciting promise and results in several areas. We are very excited about this important addition to an intellectual property portfolio that has increased dramatically during the course of 2006. This acquisition allows ATS to pursue several groundbreaking avenues for treatments, devices, and procedures that may improve the quality of care for millions of patients. The technology complements pioneering research conducted by our scientists and will likely strengthen existing ATS technology as well as position us for significant therapeutic advances in the future," said David R. Elizondo, Vice President of Research and Development.

ABOUT ATS MEDICAL

ATS Medical, Inc. provides innovative products and services focused on cardiac surgery. The company, global in scope, has been headquartered in Minneapolis, Minnesota since its founding in 1991. More than 130,000 ATS Open Pivot(R) Heart Valves, which utilize a unique pivot design

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resulting in exceptional performance and low risk profile, have been implanted in patients worldwide. The ATS 3F(R) brand encompasses multiple tissue heart valve product offerings at varying steps from market introductions to clinical trials to development projects that incorporate less invasive valve replacement technology. ATS Medical's focus on cardiac surgery is further strengthened by offerings that include ATS Simulus(TM) annuloplasty products for heart valve repair, SurgiFrost(R) and FrostByte(TM) products for surgical cryoablation of cardiac arrhythmias, RTI-Cardiovascular for allograft tissue services, and the development of PARSUS blood filtration technology. The ATS Medical web site is http://www.atsmedical.com.

SAFE HARBOR

This Press Release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including the results of clinical trials, the integration of 3F Therapeutics, regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2005, as amended, and its Form S-4 Registration Statement, as amended, filed with respect to the merger with 3F Therapeutics.


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